UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Energy XXI Gulf Coast, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 16, 2018, Energy XXI Gulf Coast, Inc. (“EGC”) issued the press release attached hereto as Exhibit 1, which is incorporated herein in its entirety. Because the attached press release refers to the transactions contemplated by that certain Agreement and Plan of Merger dated as of June 18, 2018 by and among EGC, MLCJR LLC and YHIMONE, Inc., the attached press release might be considered additional definitive proxy solicitation materials under Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended.

Exhibit 1

Energy XXI Gulf Coast, Inc. Provides Comments on Today’s Announcement by the Securities and Exchange Commission Regarding Charges Against the Former Chief Executive officer and a Board Member of the Predecessor Company Energy XXI Ltd

HOUSTON – July 16, 2018 – Energy XXI Gulf Coast, Inc. (“EGC” or the “Company”) (NASDAQ: EGC) provided the following comments regarding the issuance of a news release today by the Securities and Exchange Commission (“SEC”) in which the SEC announced a settlement with, a former officer and a former outside director of Energy XXI Ltd (“EXXI Ltd”), the predecessor to Energy XXI Gulf Coast, Inc.

“The activities by the individuals noted in the release that are the subject of the SEC’s actions occurred prior to EXXI Ltd’s filing for bankruptcy in April 2016. EXXI Ltd was dissolved on June 29, 2017.

EGC is a new company with an entirely new executive management team and Board of Directors. EGC is not a party to the actions announced by the SEC today, and none of the conduct in question occurred after EGC’s emergence from chapter 11 reorganization on December 30, 2016. Since emergence, EGC has taken a number actions to enhance corporate governance, including in the areas of vendor procurement, conflicts of interest, pledging EGC securities and gift, travel and entertainment expenses.

EGC does not expect the actions taken by the SEC today to have any impact on its pending transaction with Cox Oil LLC and its affiliates.”

About Energy XXI Gulf Coast, Inc.

Energy XXI Gulf Coast (EGC) is an exploration and production company headquartered in Houston, Texas that is engaged in the development, exploitation and acquisition of oil and natural gas properties in conventional assets in the U.S. Gulf Coast region, both offshore in the Gulf of Mexico and onshore in Louisiana and Texas. To learn more, visit EGC’s website at www.energyxxi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including those relating to the intent, beliefs, plans, or expectations of EGC are based upon current expectations and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed. It is not possible to predict or identify all such factors and the following list of factors should not be considered a complete statement of all potential risks and uncertainties, including, but not limited to: (i) our ability to maintain sufficient liquidity and/or obtain adequate additional financing necessary to fund our operations, capital expenditures and to execute our business plan, develop our proved undeveloped reserves within five years and to meet our other obligations, including plugging and abandonment and decommissioning obligations; (ii) our future financial condition, results of operations, revenues, expenses and cash flow; (iii) our current or future levels of indebtedness, liquidity, compliance with financial covenants and our ability to continue as a going concern; (iv) our ability to post collateral for current or future bonds or comply with any new regulations or Notices to Lessees and Operator; (v) our ability to comply with covenants under the three-year secured credit facility; (vi) changes in our business strategy; (vii) sustained or further declines in the prices we receive for our oil and natural gas production; (viii) the possibility that the proposed transaction with Cox Oil and its affiliates will not be completed at all or, if completed, prior to the third quarter of this year, (ix) the possibility the proposed transaction could be completed on terms that are materially different than those described in this press release; (x) the possibility that we will not be able to obtain required approvals by regulators and EGC’s lenders and stockholders for the proposed transaction; (xi) the possibility that the anticipated benefits from the proposed transaction cannot be fully realized; (xii) the possibility that costs or difficulties related to the proposed transaction will be greater than expected and other risk factors included in the reports filed with the SEC by EGC; and (xiii) other risks and uncertainties. These risks and uncertainties could cause actual results, including project plans and related expenditures and resource recoveries, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see the risk factors discussed in EGC’s periodic reports filed with the SEC. While EGC makes these statements and projections in good faith, EGC assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

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Investor Relations Contacts
Al Petrie
Investor Relations Coordinator
713-351-3171
apetrie@energyxxi.com

Argelia Hernandez
Investor Relations Specialist
713-351-3175
ahernandez@energyxxi.com

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